Exhibit 3.5
ARTICLES OF AMENDMENT
TO
THE ARTICLES OF INCORPORATION
OF
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
Pursuant to the provisions of the Iowa Business Corporation Act, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, submits the following statement:
1.The name of the corporation is AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY.
2.The Articles of Incorporation of AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY are hereby amended by deleting in its entirety the first sentence of Article IV, which now states:
The total number of shares that may be issued by this Corporation is 127,000,000 shares, of which 2,000,000 shares of the par value of $1 per share, shall be designated Series Preferred Stock and 125,000,000 shares of the par value of $1 per share shall be designated Common Stock.
And inserting in lieu thereof the following:
The total number of shares that may be issued by this Corporation is 202,000,000 shares, of which 2,000,000 shares of the par value of $1 per share, shall be designated Series Preferred Stock and 200,000,000 shares of the par value of $1 per share shall be designated Common Stock.
3.The date of adoption of the amendment was June 9, 2011.
4.The amendment was approved by the shareholders. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting is as follows:

Designation of Group	Shares Outstanding	Votes Entitled to be Cast on Amendment	Votes Represented at Meeting

Common	59,455,510	59,232,887	55,341,323
Preferred (nonvoting)	—	—	—

A.	The total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment is as follows:

Voting Group	Votes For	Votes Against	Abstaining

Common	50,570,877	4,728,481	41,955
Preferred (nonvoting)	N/A	N/A	N/A

The number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.
Dated this 29th day of June, 2011.
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
By: /s/ Wendy C. Waugaman__________
Wendy C. Waugaman
President and Chief Executive Officer